                                                                    Exhibit 10.3



                                SECOND AMENDMENT

                                     TO THE

                               AGREEMENT OF TRUST


         WHEREAS, an Agreement of Trust was executed by the Grantor and the Trustee on December 20, 1988, and amended on June 12, 1990; and

         WHEREAS, it is desired to amend the Agreement of Trust as set forth herein; and

         WHEREAS, the Grantor has the right to amend the Agreement of Trust with the Written Consent of the Contract Payment Recipients; and

         WHEREAS, the Written Consent of the Contract Payment Recipients to such amendments has been obtained in accordance with the provisions of the Agreement of Trust;

         NOW, THEREFORE, the Agreement of Trust is hereby amended in the following respects:

1. Subsection (d) of Section 3 is amended by striking "thirty-five percent (35%)" and substituting in place thereof "twenty percent (20%)".

2. Subsection (b) of Section 10 is deleted in its entirety and the following new subsection (b) is added to Section 10:

         "(b) After December 1, 1993, the Grantor may not add additional Contract Payment Recipients or Deferred Compensation Contracts without the Written Consent of the Contract Payment Recipients."

3. These amendments are effective on the date of execution of this Second Amendment.

         IN WITNESS WHEREOF, the Grantor has executed this Second Amendment on the date shown below.


                                               LITTON INDUSTRIES, INC. (Grantor)

                                 EXH. 10.3-1

Date: December 17, 1993                   By: /s/ Carol A. Wiesner
                                              _________________________
                                              Carol A. Wiesner
                                              Vice President and Treasurer



                                    - 29 -

                                 EXH. 10.3-2